Exhibit 10.1

Seismic Services Agreement

Terrex Pty Ltd

ABN 41 090 147 274

(Terrex)

and

Great South Land Minerals Limited

ABN 54 068 650 386

(Customer)

Table of Contents

1.	Definitions and interpretation	3
1.1	Definitions	3
1.2	Interpretation	5
2.	Services	6
2.1	Services	6
2.2	Compliance	6
2.3	Seismic Recording Commencement Date	6
3.	Remuneration and Terms	6
3.1	Payment to Terrex	6
3.2	Variation of Charges	6
3.3	Payment Terms	6
4.	Work Changes	7
4.1	Work Changes and Change Orders	7
4.2	Impact of the Change Order on costs and time	7
4.3	Terrex Change Order Proposal	7
4.4	Dispute	7
5.	Representative	7
5.1	Terrex Representative	7
5.2	Customer Representative	8
6.	Liabilities and Indemnities	8
6.1	Indemnity by Terrex	8
6.2	Indemnity by Customer	8
6.3	Liability for Complaints	9
6.4	Indemnification Survives Termination	9
6.5	Consequential Loss	9
7.	Provision of Information	9
8.	Care for the Environment	9
9.	Insurance	10
9.1	Insurance	10
9.2	General Insurance Provisions	10
9.3	Subcontractors	11
10.	Force Majeure	11
10.1	Force Majeure Events	11
10.2	Force Majeure Declaration	11
10.3	Cessation of Force Majeure Event	11
11.	Termination	12
11.1	Advance Payment Default	12
11.2	Termination for Convenience	12
11.3	Termination for Serious Default	12
11.4	Procedure on Termination	12
12.	Dispute Resolution	12
12.1	Notice of Dispute and Meeting	12
12.2	Continue to Perform	12
12.3	Procedure	12
12.4	Condition Precedent	13
12.5	Good Faith	13
13.	GST	13
13.1	Definitions	13
13.2	Consideration is GST exclusive	14
13.3	Payment of GST	14
13.4	Reimbursement of expenses	14
14.	General	14
14.1	Successors and assigns	14
14.2	No assignment	14
14.3	Consents and approvals	14
14.4	No variation	14
14.5	Governing law and jurisdiction	14
14.6	Relationship of Parties	14
14.7	Entire understanding	14
14.8	No waiver	15
14.9	Notices	15
Schedule A – Basic Services Information		16
Schedule B – Charges Schedule		17
Annexure A – Scope of Work		21

Terrex Seismic Services Agreement

Date

20 January 2012

Parties

1.

Terrex Pty Ltd ABN 41 090 147 274 of Level 4, 76 Kings Park Road, West Perth, Western Australia 6008 (Terrex)

2.

The party described in item 1of the Schedule A (Customer)

Background

A.

Terrex provides safe, high quality 2D and 3D seismic services (using both seismic vibrator and explosive sources) to companies involved in oil and gas exploration & production, high resolution coal exploration and production surveys, coal seam gas exploration, mineral exploration, mine development, research and deep crust imaging.

B.

The Customer seeks to engage Terrex to perform the Services at the Area of Operations.

C.

Terrex proposes to provide the Customer with the Services at the Area of Operations in accordance with the terms of this Agreement.

Agreed terms

1.

Definitions and interpretation

1.1

Definitions

In this Agreement:

Acquisition Period means the period during which the Services will be provided as set out in Schedule A;

Additional Advance Payment means the payment described in Schedule B;

Agreement means this agreement including the background, any schedules and any annexures;

Annexure means an annexure to this Agreement;

Area of Operations means any site used in the performance of the Services, the lands, waters and other places over, under, in or through which the Services are undertaken and any other lands or water made available by the Customer, Terrex or a Third Party for the purposes of this Agreement as listed in Schedule A;

Business Day means a day that is not a Saturday, Sunday, public holiday or bank holiday in Western Australia;

Change Order means the change order defined in clause 4.1;

Charges means the charges for the Services as set out in the Charges Schedule;

Charges Schedule means the schedule of Charges set out in Schedule B;

Commencement Date means the date set out in Schedule A;

Corporations Act means the Corporations Act 2001 (Cth);

Customer Group means the Customer, the Customer Representative, its contractors, its consultants, and their respective directors, officers, agents and employees;

Customer Representative is defined in clause 5.2(a);

Force Majeure Event means any act, event or cause including:

(a)

fires, torrential rainstorms, floods, radioactivity, windstorms, earthquakes, epidemics or other damage from the elements or an act of God;

(b)

riots, insurrection, war, acts of foreign enemies, acts of terrorism, requisition or compulsory acquisition by any governmental or competent agency, strikes, work bans and limitations;

(c)

actions or decrees or omissions of any federal, state territorial or governmental authority;

(d)

disputes with native title claimants or Aboriginal people concerning encroachment on sites of significance to such Aboriginal people where the dispute is not as a result of any knowingly wilful or negligent act by any member of the Terrex Group that results in a breach of this Agreement;

(e)

total or partial breakdown or stoppage of airline, railway, shipping or other means of transportation; or

(f)

any other cause beyond the reasonable control of the Party affected,

to the extent that the act, event or cause directly results in another Party being prevented from or delayed in performing one or more of its obligations under this Agreement;

Information means the information provided by the Customer to Terrex and described in Schedule A;

Initial Advance Payment means the payment described in Schedule B;

Insolvency Event means, in relation to a Party, any one or more of the following events or circumstances:

(a)

being in liquidation or provisional liquidation or under administration;

(b)

having a receiver, receiver and manager, administrator, liquidator or analogous person appointed to it or any of its property;

(c)

being taken under section 459F(1) of the Corporations Act to have failed to comply with a statutory demand;

(d)

being unable to pay its debts or being otherwise insolvent;

(e)

becoming an insolvent under administration, as defined in section 9 of the Corporations Act;

(f)

entering into a compromise or arrangement with, or assignment for the benefit of, any of its members or creditors;

(g)

any analogous event or circumstance under the laws of any jurisdiction; or

(h)

taking any step or being the subject of any action that is reasonably likely to result in any of the above occurring.

Lump Sum Payments means the lump sum payments set out in Schedule B and the Scope of Works;

Party means Terrex or the Customer individually and Parties means Terrex and Customer collectively;

Schedule means a schedule to this Agreement;

Scope of Work means the scope of seismic and related services to be performed by Terrex under this Agreement as described in the Annexure to this Agreement and subject to terms of clause 4;

Seismic Recording Commencement Date means the date set out in Schedule A;

Serious Default means a serious default under this Agreement committed by either Party by:

(a)

a Party becomes insolvent or receivership (for financial or other reasons) proceedings are commenced against that Party committing and Insolvency Event;

(b)

failing to remedy a material breach of this Agreement within 14 days;

(c)

suspending performance of its obligations under this Agreement contrary to the terms of this Agreement; or

(d)

failing to comply with any Statutory Requirement.

Services mean the performance of seismic and related services in accordance with the Scope of Work

Standby Rate means the payment described in Schedule B

Statutory Requirements includes, without limitation:

(a)

any acts and ordinances of any country, state or territory in which any of the Services are carried out; and

(b)

all other laws, regulations, conventions, orders and directions given by or on behalf of any governmental or semi-governmental authority or body which may apply to the Services contemplated by this Agreement;

Subcontractor means any person engaged by Terrex to perform any part of the Services and includes, without limitation, consultants, suppliers and other contractors;

Tax, Taxes or Taxation means all forms of taxes, duties, imposts, charges, withholdings, rates, levies or other governmental impositions imposed, assessed or charged by any Government Agency, together with all interest, penalties, fines, expenses and other additional statutory charges resulting from a failure to pay when due the full amount of any such imposition; and

Terrex Change Order Proposal means the proposal defined in clause 4.2(b)(ii);

Terrex Group means Terrex, any Subcontractors, and their respective directors, officers, agents and employees;

Terrex Representative is defined in clause 5.1(a);

Third Party means any natural person, association of persons, company or other body corporate or commercial entity of whatever character other than any member of the Customer Group or any member of the Terrex Group.

1.2

Interpretation

In this Agreement, unless the context requires otherwise:

(a)

the singular includes the plural and vice versa;

(b)

a gender includes the other genders;

(c)

the headings are used for convenience only and do not affect the interpretation of this Agreement;

(d)

other grammatical forms of defined words or expressions have corresponding meanings;

(e)

a reference to a document includes the document as modified from time to time and any document replacing it;

(f)

if something is to be or may be done on a day that is not a Business Day then it must be done on the next Business Day;

(g)

the word "person" includes a natural person and any body or entity whether incorporated or not;

(h)

the word "month" means calendar month and the word "year" means 12 months;

(i)

the words "in writing" include any communication sent by letter, facsimile transmission or email or any other form of communication capable of being read by the recipient;

(j)

a reference to a thing includes a part of that thing;

(k)

a reference to all or any part of a statute, rule, regulation or ordinance (statute) includes that statute as amended, consolidated, re-enacted or replaced from time to time;

(l)

wherever "include" or any form of that word is used, it must be construed as if it were followed by "(without being limited to)";

(m)

money amounts are stated in Australian currency unless otherwise specified; and

(n)

a reference to any agency or body, if that agency or body ceases to exist or is reconstituted, renamed or replaced or has its powers or functions removed (defunct body), means the agency or body that performs most closely the functions of the defunct body.

2.

Services

2.1

Services

Terrex will provide the Services to the Customer.

2.2

Compliance

In providing the Services to the Customer under this Agreement, Terrex will comply, and will ensure that each of its Subcontractors complies, with:

(a)

the Scope of Works;

(b)

all applicable Statutory Requirements, including land access and environmental approvals;

(c)

the Customer’s applicable safety, health and environment policies (provided that copies are given to Terrex prior to the Commencement Date); and

(d)

the Customer’s contractual obligations to the Traditional Owners of the land the subject of the Area of Operations (provided that Terrex is given written notice of such contractual obligations).

2.3

Seismic Recording Commencement Date

The Customer agrees that 30 days prior to the Seismic Recording Commencement Date, or as agreed in writing subsequent to the signing of this Agreement, it will re-confirm to Terrex that the Seismic Recording Operations as per the Scope of Operations in Part 1 of Annexure A of this Agreement are able to commence on that date. The Customer agrees that should they delay the Seismic Recording Commencement Date subsequent to this confirmation:

(a)

it releases Terrex to allocate the crews, equipment and resources required to provide the Services to other work at the discretion of Terrex, and both Parties will use their best endeavours to agree to a new Seismic Recording Commencement Date; or

(b)

the Customer will pay the daily Standby Rate for the period between the original Seismic Recording Commencement Date and the new Seismic Recording Commencement Date to retain all crews, equipment and resources required to provide the Services.

3.

Remuneration and Terms

3.1

Payment to Terrex

In consideration for performing the Services required by this Agreement the Customer will pay Terrex the Charges.

3.2

Variation of Charges

(a)

The Charges are subject to revision and amendment by Terrex up to the Commencement Date.

(b)

If the Services have not been fully performed within 12 months of the date of this Agreement, or if Terrex's costs to perform the Services materially increase from those anticipated at the date of this Agreement, Terrex may vary the Charges by written notice to the Customer (Charge Variation Notice).

(c)

The Charges will, from the date the Charge Variation notice is given, be as varied in the Charge Variation Notice unless, within seven days of the Charge Variation Notice being given, the Customer provides written notice to Terrex that it does not accept the Charges as varied in the Charge Variation Notice (Dispute Notice).  If the Customer provides a Dispute Notice then the parties will, for a period of seven days after the Dispute Notice is given, negotiate in good faith the variation of the Charges.

(d)

If the parties are unable to agree on the variation of Charges after such period of good faith negotiation then the Charges as varied in the Charge Variation Notice will apply from the date the Charge Variation Notice is given unless the Customer provides Terrex with a notice terminating this Agreement under clause 11.2(a) before the date seven days after the end of the good faith negotiation period.

3.3

Payment Terms

(a)

Unless the Charges Schedule provides otherwise, Terrex will invoice the Customer on the 1st and 16th day of each month.

(b)

Provided that an invoice is not in dispute, the Customer will pay each invoice within 15 days of receipt of the invoice. Payments outstanding for a period greater than 30 days will be charged interest, accruing at a rate of 1.0% per month or part month.

(c)

If any invoice (in whole or in part) is in dispute, the undisputed amount will be paid within 15 days of receipt of the invoice.  Parties will resolve the dispute about the outstanding amount in accordance with the dispute resolution procedure described in clause 12.

4.

Work Changes

4.1

Work Changes and Change Orders

The Customer may request that additional or varied seismic and related services be performed by Terrex upon notifying Terrex in writing (Change Order).

4.2

Impact of the Change Order on costs and time

If Terrex reasonably determines that a Change Order:

(a)

will not impact Terrex's cost or time of performing the Services, Terrex will execute the Change Order, provide the executed Change Order to the Customer, and perform the Services in accordance with the Change Order;

(b)

will impact Terrex's cost or time of performing the Services, Terrex:

(i)

will not proceed as specified in the Change Order until the steps in clauses 4.3 - 4.4 are satisfied; and

(ii)

will as soon as reasonably practicable provide the Customer with written notice specifying the increase or decrease in the cost or time required to perform the Services pursuant to the Change Order (Terrex Change Order Proposal); or

(c)

relates to services beyond the reasonable capability of Terrex or which will result in the contravention of any safety, health and environment policy of the Parties or the Statutory Requirements, Terrex may refuse to comply with the Change Order.

4.3

Terrex Change Order Proposal

(a)

As soon as reasonably practicable, the Customer will review the Terrex Change Order Proposal and accept, reject or modify its terms.  The Customer will then return the reviewed Terrex Change Order Proposal to Terrex for reconsideration.

(b)

If and when the Parties reach an agreement regarding Terrex Change Order Proposal, the Parties will execute the Change Order.

(c)

The Change Order will be treated as an amendment to the Scope of Work and Terrex will proceed as specified in the Change Order.

4.4

Dispute

If the Parties fail to reach an agreement relating to the Change Order, Terrex is not required to comply with the Change Order.

5.

Representative

5.1

Terrex Representative

(a)

Prior to the Commencement Date, Terrex will appoint the individual described Schedule A to act as its representative (Terrex Representative) in all matters relating to the performance of the Services but excluding the modification of any provision of this Agreement.

(b)

Terrex will authorise the Terrex Representative to direct and control Terrex's performance of the Services at the Area of Operations and to liaise with the Customer Representative regarding the performance of the Services and any disputes concerning the performance of the Services.

(c)

Terrex will provide 14 days notice to the Customer of any proposed changes to the Terrex Representative.

5.2

Customer Representative

(a)

The Customer will appoint and maintain an individual, as set out in Schedule A, to represent the Customer and to liaise with Terrex on all day to day matters (Customer Representative).

(b)

The Customer Representative does not have authority to agree to any amendment or variation of any of the terms or provisions of this Agreement or to waive any of the rights, duties or liabilities of the Customer.

6.

Liabilities and Indemnities

6.1

Indemnity by Terrex

(a)

Terrex will indemnify, defend and hold harmless the Customer Group from and against any loss, damage, liability, expense and costs (including reasonable legal costs), suffered or incurred, in respect of any:

(i)

personal injury or sickness including death of Customer Group personnel; or

(ii)

damage to any real or personal property of the Customer Group,

arising from the performance of the Services, except as is caused by the breach of this Agreement by, or the negligence or wilful misconduct of, any member of the Customer Group.

(b)

Terrex will be liable for and will indemnify, defend and hold harmless the Customer Group against any liability, loss, damage, claim or legal action of whatsoever nature arising under any legislation or at common law in respect of:

(i)

the failure of Terrex to obtain, maintain, keep up and renew any consent, license, permits or authority necessary for the performance of its obligations under this Agreement (other than those required to be obtained by the Customer under clause 6.2(b)).

(ii)

the death, sickness or injury of any Third Party, caused by the breach of this Agreement by, or the negligence of, any member of the Terrex Group in performance of the Services.

(iii)

loss, destruction of, injury or damage to, or loss of use of any Third Party property (real and personal) arising out of or caused by any act of any member of the Terrex Group in performance of the Services.

(iv)

loss, destruction of, or injury or damage to, or loss or use of any and all property (real and personal) arising out of or caused by the improper repair, maintenance or usage of fences and gates on the Area of Operations by any member of the Terrex Group.

(c)

Terrex will be responsible for and agrees to indemnify, defend and hold harmless the Customer against loss, damage or destruction to seismic tapes, the subject of this Agreement. The care and custody in seismic tapes will transfer from Terrex to the Customer once seismic tapes are delivered to the Customer (or its nominated processing house) and receipt has been acknowledged by the Customer in writing.

6.2

Indemnity by Customer

(a)

The Customer will indemnify, defend and hold harmless the Terrex Group from and against any loss, damage, liability, expense and costs (including reasonable legal costs), suffered or incurred, in respect of:

(i)

any personal injury or sickness (including death) of the Terrex Group personnel; or

(ii)

any damage to any real or personal property of any member of the Terrex Group,

arising from the performance or non-performance of the Services, except as is caused by the breach of this Agreement by, or the negligence or wilful misconduct of, any member of the Terrex Group.

(b)

The Customer is responsible for making all applications and obtaining all permitting approvals required for Terrex to perform the Services including Government, Local Shire, main roads, public utilities and services where required, landholders, native title claimants, cultural heritage groups, environmental groups and stakeholders or any other parties whose property or services may be affected by Terrex performing the Services.

6.3

Liability for Complaints

(a)

If any substantiated complaint concerning Terrex’s operations is received by the Customer from a landowner/occupant or pastoral leaseholder and that complaint arises due to a breach by Terrex of its obligations under this Agreement, the Customer will notify Terrex orally, followed by issue of a written notice, at which time Terrex will use its best endeavours to rectify the complaint as soon as is reasonably practical, or in any event within seven days from the time of receipt of the written notice.

6.4

Indemnification Survives Termination

The provisions for indemnification in clauses 6.1 and 6.2 will survive the expiry or termination of this Agreement, regardless of whether any claim or legal action is commenced prior to or after the expiry or termination of this Agreement provided that the conduct giving rise to the loss, liability, damage, destruction or claim the subject of the indemnity occurred during the term of this Agreement.

6.5

Consequential Loss

(a)

Notwithstanding any provision to the contrary in any other clause of this Agreement, the Customer will not be liable to Terrex and Terrex will not be liable to the Customer, and the Customer and Terrex each waive and release any claim against the other and indemnify each other against such claims, for consequential loss or damage, however and whenever arising and whether arising under this Agreement or as a result of the performance of this Agreement, and whether based on negligence, breach of warranty, breach of contract, strict liability or otherwise provided.

(b)

The expression “consequential loss or damage” includes, but is not limited to, loss of revenue or profit (actual or anticipated), loss of production, loss of use of capital, increased costs of operations, loss of market and business opportunity, loss of financing and increased costs of capital.

7.

Provision of Information

(a)

The Customer will provide to Terrex any Information it may have access to and which may be relevant to the performance of the Services as soon as practicable and prior to the Commencement Date.

(b)

In the event that the Information is inaccurate, incomplete or erroneous, the Customer will be liable to Terrex for any loss, damage or expense incurred by Terrex as a result of Terrex’s reliance on the Information.

8.

Care for the Environment

(a)

Terrex will take all necessary steps in order to ensure that damage to the environment is minimised and that all operations are conducted in accordance with all Statutory Requirements and the Customer’s applicable safety, health and environment operating policies (provided that copies are given to Terrex prior to the Commencement Date).

(b)

Terrex will ensure that machinery and vehicle movements in the Area of Operations will be kept to a minimum and that vehicles and machinery will be parked in a compact area immediately adjacent to such areas to be worked.

(c)

Terrex will, at all times, ensure that no member of the Terrex Group deposits refuse or other rubbish or abandons machinery, motor vehicles, plant or other materials on any part of the Area of Operations.  Terrex will at the conclusion of operations in any particular area in which the Services are being carried out ensure that such area is restored to a neat and tidy condition with all refuse, litter and other rubbish removed.

(d)

Terrex will leave gates as they are found and will replace or repair any fence or gates that may be damaged by Terrex in the Area of Operations in the course of providing the Services.  Any such repairs or replacements will be at Terrex’s expense except where repairs or replacements are directly due to the negligence, act or omission of any member of the Customer Group.

(e)

Terrex will ensure that no animals or firearms are brought by any member of the Terrex Group into the Area of Operations.

(f)

Terrex will take such steps as are reasonably required by the Customer and agreed to by Terrex to avoid the spread of noxious weeds in the Area of Operations.  When notified in writing and with supporting map documentation by the Customer that part of the survey is to be conducted in an area affected by noxious weed infestation, Terrex will ensure that vehicles are cleaned thoroughly and all seeds removed when leaving the area.  The cleaning process will be that agreed to by both the Customer and Terrex and may comprise, but not necessarily be limited to, removing seeds from tyres, fenders and clothing by brushing.

9.

Insurance

9.1

Insurance

Terrex will maintain for the duration of the Agreement and for a period of not less than 12 months past termination of the Agreement, the following classes of insurance:

(a)

Public Liability Insurance

(i)

Covering all sums which Terrex will become legally liable to pay as compensation consequent upon accident, sickness of, death of, or bodily injury (including illness), to any Third Party person or accidental loss of or damage and destruction to property of a Third Party.

(ii)

The limit of liability will be $20,000,000 for any one occurrence or in respect to each period of insurance.

(iii)

Terrex will ensure that the Customer is named as an additional insured under such cover with a cross liability clause.

(b)

Plant and Equipment Insurance

Covering for their full insurable value all mobile plant, equipment, buildings and property used or to be used under this Agreement (except mobile plant, equipment, buildings and property which is the property of the Customer) against all insurable loss or damage to the current value at the time loss or damage occurs.

(c)

Workers Compensation Insurance

Covering legal liability to Terrex’s employees to $100,000,000 for any one person or number of persons arising out of the one event or period of insurance in accordance with the laws and/or regulations of any State and/or Territory in which the Services are performed. Such cover will include a Principal’s Indemnity in favour of the Customer for both benefits under the Workers’ Compensation and Injury Management Act 1981 (WA) and at common law.

(d)

Motor Vehicle and Third Party Liability Insurance

In respect of all motor vehicles (which expression will include any item of plant or equipment which is licensed in accordance with the Statutory Requirements of any State or Territory in which such vehicles are being used in the performance of the Services) a comprehensive policy covering physical loss or damage to all registered motor vehicles including a Third Party property damage limit of not less than $15,000,000.  Terrex will in addition to complying with the requirements hereof comply with all Statutory Requirements concerning the arrangement of Motor Vehicle Third Party Liability Insurance in respect of the ownership, possession, operations or use of motor vehicles.

(e)

Magnetic Tape Insurance

Terrex will ensure that all acquired seismic data is written to two LTO Cartridges simultaneously such that two originals, A and B are generated.  On a daily basis both cartridges will be removed from the recording truck and stored in the Crew Manager’s office until shipment from Terrex’s seismic crew to the Customer’s nominated destination.  Seismic data will be shipped from the seismic crew to the Customer’s offices and to the Customer’s nominated data processing house every seven days or as requested so that one data set is sent to each such destination.

9.2

General Insurance Provisions

(a)

The insurance arranged by Terrex will be effective prior to the commencement of the Services and will be maintained in full force and effect with a reputable insurance company for the period as detailed in clause 9.1.

(b)

Terrex will at all times be responsible for complying with and abiding by the terms and conditions of the insurance arranged by Terrex and for the payment of all excesses which may be contained within the terms and conditions of such insurance policies.

(c)

Terrex will also provide, at the request of the Customer from time to time, documentation evidencing Terrex’s insurance as prescribed in clauses 9.1(a) – 9.1(d) and the payment by Terrex of all premiums and charges due in respect of such insurance.

(d)

The examination of the documentation provided by Terrex to the Customer under clause 9.2(c) does not relieve Terrex of its responsibility to arrange insurances, nor does it otherwise relieve Terrex of any other responsibility under this Agreement.

9.3

Subcontractors

Where contracts are entered into between Terrex and Subcontractors for provision of Services such as surveying, line preparation, fencing, uphole drilling or uphole logging, Terrex will ensure that each of its Subcontractors effect similar insurances to those required of Terrex under this Agreement.

10.

Force Majeure

10.1

Force Majeure Events

(a)

Where a failure or delay by a Party (the Affected Party) in the performance of its obligations under this Agreement is caused, directly or indirectly, by a Force Majeure Event, the Affected Party is not liable for that failure or delay.

(b)

Clause 10.1(a) does not apply to the extent that the Force Majeure Event was caused by the fault or negligence of the Affected Party or the Force Majeure Event has finished.

10.2

Force Majeure Declaration

(a)

After a continuous period of seven days of the Affected Party being prevented from performing its obligations under this Agreement by or as a result of a Force Majeure Event, the Affected Party will as soon as practicable give the other Party written notice containing the full particulars of the Force Majeure Event and the reasons why the Force Majeure Event prevents the Affected Party from performing its obligations under this Agreement (Force Majeure Declaration).

(b)

Following the delivery of a Force Majeure Declaration, Terrex will have the option to demobilise from the Area of Operations in order to pursue other works, subject to the following conditions:

(i)

if directed by the Customer, Terrex will, as soon as reasonably practicable, return to the Area of Operations to perform the balance of the Services and its obligations under the Agreement up to a maximum amount equal to the outstanding amounts payable by the Customer to Terrex under this Agreement as at that time;

(ii)

there will be no adjustment to the amounts payable by the Customer to Terrex under this Agreement, other than any adjustment in respect to clause 3.2 whether before or after the Force Majeure Declaration; and

(iii)

the Customer will reimburse Terrex for the cost of remobilising the Terrex Group personnel, plant and equipment.  Terrex will provide copies of invoices of internal costs to substantiate its claim for remobilisation costs under this clause 10.2(b)(iii)).

10.3

Cessation of Force Majeure Event

(a)

In the event that a Force Majeure Event results in delays with a continuous duration of less than seven days or, if the Force Majeure Event lasts for a period of seven days or more and Terrex does not demobilise from the Area of Operations pursuant to clause 10.1(b), then upon cessation of the Force Majeure Event, the Affected Party will, as soon as reasonably practicable, recommence the performance of its obligations under the Agreement at the Area of Operations.

(b)

Where the Affected Party is Terrex, Terrex will provide to the Customer a revised schedule for performance of the Services in order to minimise the effects of the delay caused by the Force Majeure Event (if any).

11.

Termination

11.1

Advance Payment Default

(a)

Terrex may terminate this Agreement immediately should the Customer not meet the terms of the Advance Payment Requirement per Schedule A. Such termination would render all invoices issued as being cancelled as from when notice of termination is provided to the Customer.

11.2

Termination for Convenience

(a)

Either Party may terminate this Agreement for convenience upon providing written notice of termination to the other Party at least 7 days prior the date of termination in accordance with the terms of this clause 11.2(a).

(b)

Neither Party shall by the termination of this Agreement be relieved of its respective obligations and liabilities arising from or in connection with any services provided pursuant to this Agreement prior to the effective date of the termination.

(c)

Terrex will be entitled to compensation for all Services performed up to the date of termination, plus any demobilisation charge per Schedule B to this Agreement.

11.3

Termination for Serious Default

(a)

If a Party commits a Serious Default, the other Party may, by written notice, require the party in default to remedy the Serious Default (Remedy Notice).

(b)

In the event that the Party in default fails to remedy the Serious Default or submit a plan for remedying the Serious Default that is satisfactory to the other Party, in the other Party’s absolute discretion, within seven days of the date of receipt of the relevant Remedy Notice, the other Party may immediately terminate this Agreement by written notice to the Party in default.

11.4

Procedure on Termination

(a)

Upon termination of this Agreement, Terrex will:

(i)

cease performance of the Services; and

(ii)

deliver to the Customer all property of the Customer in its possession together with all electronic data and seismic tapes for Services performed up to the date of termination; and

(iii)

demobilise from the Area of Operations all persons, plant, vehicles, equipment of the Terrex Group.

(b)

Upon termination of this Agreement, the Customer will:

(i)

pay Terrex for the full value of Services performed in compliance with this Agreement (including any commitments for materials made) up to and including the effective date of termination, including any costs of demobilisation of Terrex’s equipment or personnel

12.

Dispute Resolution

12.1

Notice of Dispute and Meeting

If a dispute arises between Terrex and the Customer concerning any matter arising under this Agreement other than a dispute covered by clause 3.2(c) (Dispute) then either Party may deliver by hand or send by certified mail a notice of Dispute (Dispute Notice) in writing identifying and providing details of the Dispute.

12.2

Continue to Perform

Notwithstanding the existence of a Dispute, each Party will continue to perform its obligations under this Agreement. The existence of a Dispute will not prejudice either Party's right to terminate this Agreement.

12.3

Procedure

(a)

Within 10 days of service of a notice of Dispute, the Customer Representative and the Terrex Representative will meet and, in good faith, attempt to resolve the Dispute.

(b)

If within 2 days of the first meeting under clause 12.3(a), the Dispute is not resolved, the Customer Representative and the Terrex Representative will meet within a further 10 days and, in good faith, attempt to resolve the Dispute.

(c)

If, within 21 days of the first meeting under clause 12.3(b), the Dispute is not resolved, the Managing Director of the Customer (or their delegated representative) and the Managing Director of Terrex (or their delegated representative) will meet within a further 10 days and, in good faith, attempt to resolve the Dispute.

(d)

If further to clause 12.3(c) the Dispute is not resolved by agreement, a Party may give a further notice (Arbitration Notice) to the other Party.

(e)

An Arbitration Notice must:

(i)

identify and particularise in reasonable detail the matter(s) in dispute; and

(ii)

require the matter(s) in dispute to be referred to arbitration in accordance with the following paragraphs in this clause.

(f)

Unless the Parties agree on an arbitrator, any Party may request the President of the Law Society of Western Australia (Inc) to nominate a single independent arbitrator.

(g)

In any arbitration:

(i)

the proceedings will be conducted in accordance with the Commercial Arbitration Act 1985 (WA) except to the extent that it is inconsistent with this Agreement;

(ii)

a Party may be represented by a legal practitioner; and

(iii)

the Parties irrevocably consent to any Party to the arbitration proceedings:

(A)

applying to any court having jurisdiction for the determination of any question of law that may arise in the course of the arbitration; or

(B)

appealing to any court having jurisdiction on any question of law arising out of an award by an arbitrator.

12.4

Condition Precedent

(a)

Each Party expressly agrees not to commence any action in any court in relation to a Dispute (other than where a Party seeks urgent injunctive or declaratory relief) unless and until all of the provisions of clause 12.1 and 14.3 have been met.

(b)

If Terrex initiates any legal or administrative proceeding claiming payment of money from the Customer in contravention of its obligations under clause 12.4(a) then, without limiting other rights or remedies of Customer, the Customer will be entitled to plead this clause as a bar to any such proceedings.

12.5

Good Faith

The Parties will act in good faith towards each other and in a spirit of mutual trust and cooperation in the performance of their contractual obligations under this Agreement.

13.

GST

13.1

Definitions

In this clause 13:

(a)

the expressions Consideration, GST, Input Tax Credit, Recipient, Supply, Tax Invoice and Taxable Supply have the meanings given to those expressions in the A New Tax System (Goods and Services Tax) Act 1999 (GST Act); and

(b)

Supplier means any party treated by the GST Act as making a Supply under this Agreement.

13.2

Consideration is GST exclusive

Unless otherwise expressly stated, all prices or other sums payable or Consideration to be provided under or in accordance with this Agreement are exclusive of GST.

13.3

Payment of GST

(a)

If GST is imposed on any Supply made under or in accordance with this Agreement, the Recipient of the Taxable Supply must pay to the Supplier an additional amount equal to the GST payable on or for the Taxable Supply, subject to the Recipient receiving a valid Tax Invoice in respect of the Supply at or before the time of payment.

(b)

Payment of the additional amount must be made at the same time and in the same way as payment for the Taxable Supply is required to be made in accordance with this Agreement.

13.4

Reimbursement of expenses

If this Agreement requires a party (the First Party) to pay for, reimburse, set off or contribute to any expense, loss or outgoing (Reimbursable Expense) suffered or incurred by the other party (the Other Party), the amount required to be paid, reimbursed, set off or contributed by the First Party will be the sum of:

(a)

the amount of the Reimbursable Expense net of Input Tax Credits (if any) to which the Other Party is entitled in respect of the Reimbursable Expense (Net Amount); and

(b)

if the Other Party's recovery from the First Party is a Taxable Supply, any GST payable in respect of that Supply,

such that after the Other Party meets the GST liability, it retains the Net Amount.

14.

General

14.1

Successors and assigns

This Agreement binds and benefits the Parties and their respective successors and permitted assigns under clause 14.2

14.2

No assignment

A Party cannot assign or otherwise transfer the benefit of this Agreement without the prior written consent of the other Party.

14.3

Consents and approvals

Where anything depends on the consent or approval of a Party then, unless this Agreement provides otherwise, the consent or approval may be given conditionally or unconditionally or withheld, in the absolute discretion of that Party.

14.4

No variation

This Agreement cannot be amended or varied except in writing signed by the Parties.

14.5

Governing law and jurisdiction

This Agreement is governed by and must be construed in accordance with the laws in force in Western Australia.  The Parties submit to the exclusive jurisdiction of the courts of that State and the Commonwealth of Australia in respect of all matters arising out of or relating to this Agreement, its performance or subject matter.

14.6

Relationship of Parties

Unless this Agreement expressly provides otherwise, nothing in this Agreement may be construed as creating a relationship of partnership, of principal and agent or of trustee and beneficiary.

14.7

Entire understanding

This Agreement contains the entire understanding between the Parties concerning the subject matter of the Agreement and supersedes all prior agreements and communications between the Parties.  Each Party acknowledges that, except as expressly stated in this Agreement, that Party has not relied on any representation, warranty or undertaking of any kind made by or on behalf of another Party in relation to the subject matter of this Agreement.

14.8

No waiver

A failure, delay, relaxation or indulgence by a Party in exercising any power or right conferred on the Party by this Agreement does not operate as a waiver of the power or right.  A single or partial exercise of the power or right does not preclude a further exercise of it or the exercise of any other power or right under this Agreement.  A waiver of a breach does not operate as a waiver of any other breach.

14.9

Notices

Any notice or other communication to or by a Party under this Agreement:

(a)

may be given by personal service, post or facsimile;

(b)

must be in legible English writing and addressed in accordance with the details set out in item 8 of Schedule A;

(c)

in the case of a corporation, must be signed by an officer or authorised representative of the sender; and

(d)

is deemed to be given by the sender and received by the addressee:

(i)

if delivered in person, when delivered to the addressee;

(ii)

if posted, 2 Business Days (or 6, if addressed outside Australia) after the date of posting to the addressee whether delivered or not; or

(iii)

if sent by facsimile transmission, on the date and time shown on the transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety and in legible form to the facsimile number of the addressee notified for the purposes of this clause, but if the delivery or receipt is on a day which is not a Business Day or is after 4.00 pm (addressee's time), it is deemed to have been received at 9.00 am on the next Business Day.

Schedule A – Basic Services Information

Item	Description	Details
1	Customer	Name: Great South Land Minerals Limited (ABN 54 068 650 386) Address: Level 3, 65 Murray Street, Hobart, TASMANIA, 7000 PO Box 1603, Hobart, TASMANIA 7000
2	Seismic Recording Commencement Date	31 January 2012, subject to Tasmanian Government approvals
3	Commencement Date	25 January 2012, subject to Tasmanian Government approvals
4	Area of Operations	EL 14/2009, Tasmania
5	Customer Representative	Name: Paul Heath Title: Chief Operations Officer Address: Level 3, 65 Murray Street Hobart, TAS, 7001 Tel: +61 3 6231 3529 Fax: +61 3 6234 9075 Mob: 0428 205 650 Email: Paul.heath@gslm.com.au
6	Terrex Representative	Name: Patrick Mee Title: Operations Manager Address: 22 Crockford Street Banyo QLD 4014 Tel: + 617 3621 0300 Fax: + 617 3266 7345 Mob: +61 419 996 8886 Email: patrick@terrexseismic.com
7	Information

The Customer will provide to Terrex:

(a)

maps with details of all lines

(b)

topographic maps of the area of operations

(c)

confirmation of all approvals and permitting, including any special conditions contained therein

8	Notices	Terrex: Name: Matthew Wright Position: Chief Financial Officer Address: PO Box 1975 West Perth, WA 6872 Tel: + 618 9235 4600 Fax: + 618 9324 3640 Email: matt@terrexseismic.com	Customer: Name: Paul Heath Position: Chief Operations Officer Address: Level 3, 65 Murray Street Hobart, TAS, 7001 Tel: +61 3 6231 3529 Fax: +61 3 6234 9075 Email: Paul.heath@gslm.com.au
9	Invoices to be sent to:	Customer Operations: Name: Paul Heath Position: Chief Operations Officer Tel: +61 3 6231 3529 Email: Paul.heath@gslm.com.au	Customer Accounts: Name: Gerry Murrell Position: Finance Officer Tel: +61 362313529 Email: accounts@gslm.com.au

Schedule B – Charges Schedule

Payment Category	Description	Charge (excluding GST)
ADVANCE PAYMENT
1.1 Initial Advance Payment	Fixed	$3,236,693.00
1.2 Additional Advance Payment	Fixed	As required

TRAFFIC MANAGEMENT
1.3 Traffic Management Charge	Reimbursable	Cost
1.4 Subcontractor Management Fee		5%

EQUIPMENT SECURITY
1.5 Equipment Security Charge	Reimbursable	Cost
1.6 Subcontractor Management Fee		5%

SURVEY & PEGGING
1.7 Mobilisation	Fixed	$10,000.00
1.8 Standby	Per hour	$149.00
1.9 Wash down	Per hour	$149.00
1.10 Peg & Survey	Per hour	$378.00
1.11 Consumables	Per km	$38.00
1.12 Subcontractor Management Fee		5%

LINE CLEARING
1.13 Equipment Security Charge	Reimbursable	Cost
1.14 Subcontractor Management Fee		5%

SESIMIC ACQUISITION
1.15 Mobilisation	Fixed
1.16 Vibrator Trucking	Fixed
1.17 Demobilisation	Fixed
1.18 Spread Layout	Fixed
1.19 Spread Pickup	Fixed
1.20 Vehicle wash down	Per hour
1.21 Seismic Recording Rate	Per hour
1.22 Standby Rate	Per Hour

SEISMIC PROCESSING & INTERPRETATION
1.23 Seismic Processing	Fixed

SEISMIC INTERPRETATION
1.24 Setup, Integrate Data and Interpret	Fixed

Notes:

Advance Payment

The Customer agrees to pay Terrex the Initial Advance Payment, and if required the Additional Advance Payment accordance with paragraphs (a), (b) and (c) below:

(a)

The Customer will pay Terrex an Initial Advance Payment of $3,236,693.00 within 24 hours of execution of this Agreement. Should the Customer fail to remit the Initial Advance Payment within these terms Terrex reserves the right to void the invoice and/or to terminate this Agreement (at the sole discretion of Terrex) with immediate effect.

(i)

The Initial Advance Payment of $3,236,693.00 will be deducted from invoices generated per clause 3 of this Agreement to only the value of such invoice, such that no further balance of monies shall be payable to Terrex until the full value of the Initial Advance Payment is consumed by operations in accordance with the Charges Schedule in this Schedule B and clause 3 of this Agreement

(b)

The Customer will pay Terrex an Additional Advance Payment should it become apparent to Terrex that the total charges payable to Terrex to complete the scope of works under this Agreement will exceed $3,236,693.00. The Addition Advance Payment will be invoiced by Terrex to the Customer based on best estimates at the time. The Additional Advance Payment must be remitted to Terrex by the Customer within 24 hours of receiving the invoice from Terrex.

(i)

In the event that the Customer fails to remit the Additional Advance Payment on the terms in (b) above Terrex reserves the right to terminate this Agreement with immediate effect.

(c)

Should the total charges payable to Terrex to complete the scope of works under this Agreement be less than the aggregate value of the Initial Advance Payment and Additional Advance Payment made by the Customer, Terrex will refund to the Customer the difference between the aggregate of the Initial Advance Payment and Additional Advance Payment made less the value of the Services provided under this Agreement.

1.3, 1.4 Traffic Management Charge

Reimbursable change at invoice cost plus 5% management fee

1.5, 1.6 Equipment Security Charge

Reimbursable change at invoice cost plus 5% management fee

1.13, 1.14 Line Clearing Charge

Reimbursable change at invoice cost plus 5% management fee

1.21 Seismic Recording Rate;

Working Time includes Travel time, Experimental time, Daily Test time, QC, Recording time, Recording Truck move up time, Vibrator Move up time, Line Move and Prospect Move time, Detour time, Waiting on Spread time unless waiting for spread time and QC time becomes downtime if no operational reasons for it as discussed between the birddog and Terrex’s Crew Manager.  Rates are inclusive of all consumables.

1.8, 1.22 Standby Rate

Chargeable Rate for all delays to Recording and Mobilisation operations beyond the control of the Contractor.  Standby Hours calculations are based on 12 Hour nominal Working Days.  Standby Time is based on a Maximum Chargeable 10 Hrs/day.

Standby Time includes:

•

Working time lost due to wet or adverse weather conditions including wind noise, fire-ban days etc.

•

Daily and Weekly Safety Meetings are charged 0.3 hrs/day at Standby rate.

•

Delays or extra time spent as a result of any act, default, direction, instruction or request of Company or Company’s Representative, including time waiting on Company’s instruction.

•

Time lost due to access restrictions or permitting problems beyond control of the Contractor.

•

Crew Safety and Inductions as required by the Company.

•

Delays, wash-downs, inspections etc necessitated by compliance with government regulations.

•

Delays due to Local Shire or Govt Traffic Management requirements

•

Days charged pursuant to clause 2.3(b) of this Agreement

Right to Review Prices and Charges

Terrex reserves the right to review, amend and adjust any prices or terms prior to Commencement Date.

Executed as an agreement

Hereto signed for and on behalf of Terrex Pty Ltd ABN 41 090 147 274	) ) )

Matthew Wright		Joe Dwyer

Signature of CFO & Company Secretary		Witness

Matthew Wright		Joe Dwyer
Name (please print)		Name (please print)

6 February 2012		06 February 2012
Date (please print)		Date (please print)

Executed by Great South Land Minerals ABN 54 068 650 386 in accordance with section 127(1) of the Corporations Act 2001 (Cth):	) ) )

Malcolm Bendall		David Bendall
Signature of director		Signature of director *
*delete whichever does not apply

Malcolm Roy Bendall		David J Bendall
Name (please print)		Name (please print)

31stJanuary 2012		31stJanuary 2012
Date (please print)		Date (please print)

Annexure A – Scope of Work

PART 1 – THE WORK

1.

Scope of Work

The recording of the following seismic program:

Name:

2012 GSLM Seismic Survey

Location:

EL14/2009, Tasmania Basin, Tasmania

Period:

February 2012

Size:

Approx 305 kms 2D Seismic

Program:

Seismic line locations as per maps to be supplied by Company

Terrex will be responsible for the following services:

i)

GPS Line Positioning, Pegging and Surveying

ii)

Traffic Management

iii)

Line Clearing

iv)

Seismic Recording Operations

v)

Seismic Processing & Date Interpretation

Seismic Data Shipments

The Contractor will supply seismic data in SEG D Format on LTO High Density Tape Cartridges.

Two originals of all seismic data are recorded. The “A Copy” is couriered independently of the “B Copy” to the Company’s chosen seismic data processing centre.  Whilst the A Copy is in transit, the B Copy is retained on the seismic crew. Once receipt of the A Copy of seismic data is acknowledged by the processing centre, the B Copy is then couriered to the Company’s offices.

This ensures that the two original data sets are not in transit at the same time.

Survey Timing

The planned acquisition time for this program is February 2012.

PART 2 – PERSONNEL, EQUIPMENT, MATERIALS AND SUPPLIES

1.

SEISMIC ACQUISITION CREW – PERSONNEL

1.1.

Perth Head Office – West Perth

(Non-exclusive):	Head Office – West Perth	Brisbane Office – Banyo
TS & TC Managing Director / Geophysicist:	Stephen Tobin
EGM:	Joe Dwyer
CFO:	Matthew Wright
TS Operations Manager:	Richard Barnes
TS Geophysicist	Geoff Dunn
Senior Accountant:	Michelle Sweeney
Commercial Accountant	Petar Medic
Assistant Accountant:	Fiona Smith
Accounts Assistant:	Nicola Bowman
Purchasing Administrator:	Brian Hunt
TS Business Development Manager:		Jon Turner
TS Business Development Manager:		Leeton McHugh
TS Seinor Geophysicist		Richard Barnwell
TS Operations Manager:		Shane Goossens
TS Operations Manager:		Terry Ernst
TS Operations Manager:		Patrick Mee
TS Operations Manager:		Rob Heyer
TC Operations Manager:		Rob Brown
TS & TC HSE Manager:		Phil Graff
Personnel Administrator:		Diane Lakeman

1.2.

Recording Crew Personnel

2D SEISMIC CREW

Crew Management:

One (1) Senior Crew Manager:

One (1) HSE Representative:

Camp Personnel:

One (1) Geophone / Cable Repairperson:

One (1) Senior Vehicle Mechanic:

Vibrator Crew:

One (1) Senior Vibe Technician:

One (1) Lead Vibe Operator:

Three (3) Vibrator Operators:

Observing / Line Personnel:

One (1) Senior Sercel Observer:

One (1) Line Boss:

Four (4) Cable Personnel (2 Cable utes):

Two (2) Geophone Personnel (2 Phone utes):

Nine (6) Line Crew:

TOTAL 23 PERSONS IN THE FIELD

2.

SEISMIC ACQUISITION CREW - EQUIPMENT

2.1.

RECORDING EQUIPMENT, SOURCE EQUIPMENT AND PARAMETERS

2.1.1.

RECORDING EQUIPMENT & PARAMETERS

•

2008 SERCEL 428 - 24 Bit 2D Seismic Data Acquisition System

▪

Acquisition Type:

Sercel 428XL - 24 Bit Telemetry System

▪

Energy Source:

3 x 50,000lb Peak Force

6x6 Vibrators Online

▪

Vibrator Point Interval:

20 metres

▪

Vibrator Array:

12 m Pad-Pad / No Moveups

▪

Vibrator Array Location:

Centered on Station Pegs

▪

Receivers:

12 x 10 Hz SM24 Geophones / Group

▪

Receiver Interval:

20 metres

▪

Receiver Array Location:

20 metres (12 phones with 1.67m phone

spacing)

▪

Receiver Array:

Centred on the stations

▪

Sweep Length:

2 x 12 sec sweeps

▪

Number of Sweeps:

2 x 12 second sweeps /  VP

▪

Sweep Type:

Monosweep

▪

Sweep Frequencies:

6-140 HZ

▪

Sweep Taper:

200 msec Taper

▪

Sweep Control:

1200 sec/km

▪

Accelerometers:

Sercel/Pelton

▪

Similarity System:

Sercel/Pelton

▪

Peak Force:

50,000 lbs

▪

Hold Down Weight:

50,000 lbs

▪

Vibrator Drive Level:

Force Control On - 80% Peak Force

▪

Phase Lock:

Ground Force Phase Lock

▪

No. of Channels:

300 Channels live

▪

Fold:

150 Fold with 10m CDP interval

▪

Record Length:

12.0 seconds

▪

Correlation Sample Rate:

2 milliseconds

▪

Written to Tape S.R.:

2 milliseconds

▪

Output Data Format:

SEG D

2.1.2.

SOURCE EQUIPMENT

•

Four (3) HEMI 50  Truck mounted Vibrators:

▪

Peak force is 50,000lbs per Vibe and

▪

Hold-Down weight is 50,000lbs per Vibe

2.1.3.

VEHICLES

HEAVY CAMP VEHICLES

One (1)

2011

Isuzu 4x4

Recording Truck/ 15Kva Gen

One (1)

2011

Isuzu 4x4

Vibrator Service Vehicle

One (1)

2010

Isuzu

Spread Truck

One (1)

2010

Isuzu

Cable Repair Truck

Total Four (4) Heavy Camp Support Vehicles

LIGHT CREW VEHICLES

One (1)

2011

V8 Toyota 4x4  Wagon

Party Manager

One (1)

2011

V8 Toyota 4x4  Wagon

HSE Representative

One (1)

2011

V8 Toyota 4x4  Wagon

Vibe Crew

One (1)

2011

V8 Toyota 4x4  Wagon

Front Line Crew

One (1)

2011

V8 Toyota 4x4  Wagon

Rear Line Crew

One (1)

2011

V8 Toyota 4x4  Traytop

Line Boss

One (1)

2011

V8 Toyota 4x4  Traytop

Trouble Shooter

Three (3)

2011

V8 Toyota 4x4  Traytop

Cable Unit

One (1)

2011

V8 Toyota 4x4  Traytop

Geophone Unit

One (1)

2011

V8 Toyota 4x4  Traytop

Rotational Spare

Total Twelve (12) Toyota Line Vehicles

2.2.

SURVEY EQUIPMENT

•

To be provided by Terrex Spatial

2.3.

OFFICE EQUIPMENT AND COMMUNICATIONS

•

One (1) PC based Seismic Information Management System

•

One (1) Satellite Telephone in Recording Truck and PMs Office

•

Two (1) Motorola Syntrex or equivalent FM radio for Field Communications.

•

Assorted Daily and Monthly Operations forms, Safety and Environmental Incident Report Forms, Safety and Systems Technical Manuals and Maintenance Handbooks

2.4.

OCCUPATIONAL HEALTH AND SAFETY STANDARDS

Pre-Survey HSE Preparation

•

Risk and Hazard Assessment completed following award of seismic Agreement.

•

Site Specific Safety Plan (SSSP) including Medivac Plan completed for each seismic Agreement.

•

Personnel Interviews, Fitness Medicals, 5 Panel Drug Tests, Random Drug and Alcohol testing on crew.

•

Personnel Contracts (Certified Australian Workplace Agreement), Induction Fixed Course, Driving Assessment, Driver Training completed on crew.

Operations

•

Terrex is to comply with the Customer’s No Alcohol policy in relation to provision of the Services

•

Crew Management / Communications System:

▪

Crew Startup Induction/Safety Meeting

▪

Daily Workgroup Toolbox Meetings

▪

Weekly Senior Personnel Performance/Operations Meeting

▪

Sunday Crew Safety Meeting

•

Sunscreens and UV blockout creams supplied at no cost to all crew members

•

Hats, shirts and covered safety footwear and all required Personnel Protective Equipment (PPE) shall be supplied by the Contractor and must be worn by field crew at all times

•

Reflective Orange Safety Vests for all Survey and Recording Crew personnel

•

Mobile Satellite Telephones with email facilities and Fax machines are maintained on crew to assist with Safe Operations.

•

Crew Medivac procedures in place as per SSSP

Full International Red Cross standard First Aid Kit

2.5.

FIRE PREVENTION EQUIPMENT

•

Each Line Vehicle Equipped with:

▪

One (1) 1kg Fire Extinguisher (Vibes have Two (2) Fire Extinguishers)

▪

Crew Emergency Procedures incorp Fire Emergency Callout procedure.

•

Shovels / Rakes and 1st Aid Kit

3.

CUSTOMER – SERVICES PROVIDED

•

All Government Approvals, Permitting, Land Access and Depermitting